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                                                                    EXHIBIT (a5)

                             ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                  COLUMBIA FIXED INCOME SECURITIES FUND, INC.


     Pursuant to ORS 60.134, Columbia Fixed Income Securities Fund, Inc. (the "Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

     1. Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to add new Sections G and H as follows:

     "G. The Board of Directors hereby designates 100,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class C Common Stock.

     H. The shares of Class C Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued
(the "Registration Statement")."

     2. The amendment was adopted by the Board of Directors on September 30, 2003. Pursuant to ORS 60.434(6) shareholder action was not required.

     3. EFFECTIVE DATE. These Articles of Amendment are effective as of 12:01 a.m. on October 13, 2003.

     DATED: October 7, 2003

                              COLUMBIA FIXED INCOME SECURITIES FUND, INC.




                              By: /s/ JEFF B. CURTIS
                                  ---------------------------------
                                      Jeff B. Curtis
                                      President




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